Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-10 of our report dated March 29, 2016, relating to the consolidated financial statements of Northern Dynasty Minerals Ltd. and subsidiaries (which expresses an unqualified opinion and includes an explanatory paragraph relating to going concern uncertainty) appearing in Form 6-K dated April 5, 2016

/s/ Deloitte LLP

Chartered Professional Accountants
Vancouver, Canada
January 11, 2017